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                                                                    EXHIBIT 99.1


[NATCOGROUP LOGO]                                                [PRESS RELEASE]
  2950 North Loop West, Suite 700
  Houston, TX  77092
  Phone: (713) 685-8062   Fax: (713) 683-7841

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NATCO Group announces completion of convertible preferred sale    March 25, 2003
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NATCO Group Inc. (NYSE: NTG) today completed the previously announced sale of
$15 million of convertible preferred stock and warrants to Lime Rock Partners.
In conjunction with the completion of the sale of the securities, Thomas R. Bates, Jr., Managing Director of Lime Rock's Houston office, has been appointed to the Company's board of directors.

Lime Rock Partners, based in Westport, Connecticut, is a private equity firm with over $420 million under management dedicated to investing in small energy companies with high growth potential. With offices in the major energy centers of North America and Western Europe, Lime Rock targets growth equity investments in companies involved in oilfield services, oilfield technology, midstream services, and exploration and production.

NATCO Group Inc. is a leading provider of wellhead process equipment, systems and services used in the production of oil and gas. NATCO has designed, manufactured and marketed production equipment and services for more than 70 years. NATCO production equipment is used onshore and offshore in most major oil and gas producing regions of the world.

Statements made in this press release that are forward-looking in nature are intended to be "forward-looking statements" within the meaning of Section 21E of the Securities Exchange Act of 1934 and may involve risks and uncertainties. The forward-looking statements included herein are based on current expectations and entail various risks and uncertainties that could cause actual results to differ materially from those forward-looking statements. Such risks and uncertainties include, among other things, risks associated with the general nature of the oilfield service industry and other factors discussed in the Annual Report on Form 10-K for the year ended December 31, 2002 filed by NATCO Group Inc. on March 21, 2003.